EXHIBIT 23.2

                        ARTHUR ANDERSEN LLP
                Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 7, 2000 (except with respect to the matter discussed in Note 13, as to which the date is March 6, 2000) included in Central Vermont Public Service Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/  Arthur Andersen LLP
Arthur Andersen LLP


Boston, Massachusetts
June 15, 2000